Exhibit 99.2

2012 First Quarter Financial Highlights Roger W. Stone Chairman and Chief Executive Officer Andrea K. Tarbox Vice President and Chief Financial Officer May 2, 2012

Forward Looking Statements The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. This presentation refers to non-U.S. GAAP financial information. A reconciliation of those numbers to U.S. GAAP financial measures is available on the company’s website at KapStonePaper.com under Investors. Forward-Looking Statements Non-GAAP Financial Measures Risk Factors 2

3 USC Acquisition Delivers Profitable Growth Millions Q1 Net Sales Q1 Adj. EBITDA* *Adjusted to exclude alternative fuel mixture credits, non-cash stock compensation, acquisition related costs and dunnage bag business sold in March 2009 KapStone Continues at Strong Pace USC provided $95 million of revenue in Q1 2012 USC provided $10 million of Adj. EBITDA in Q1 2012 Integration and realization of synergies proceeding on target $141 $176 $207 $300 2009 2010 2011 2012 Millions $16 $1 $39 $46 2009 2010 2011 2012

First Quarter Financial Results 4 *Adjusted to exclude non-cash stock compensation and acquisition related costs First Quarter ($ in Millions, except per share data) Net Sales $207 $300 $93 45% EBITDA $38 $43 $5 13% Adj. EBITDA* $39 $46 $7 18% Net Income $15 $16 $1 7% Adj. Net Income* $16 $18 $2 13% Diluted EPS $0.32 $0.33 $0.01 3% Adj. Diluted EPS* $0.34 $0.38 $0.04 12% 2011 2012 Inc. Inc.

Net Sales Increase 45% Benefitting from USC Acquisition Unit Sales by Product Line 5 Q1 2012 Compared to Q1 2011 Average mill revenue per ton was $608 per ton in Q1 2012 versus $618 in Q1 2011 Average prices on export containerboard dropped over $70 per ton. Export containerboard price decline was partially offset by increases for both kraft paper and Kraftpak® In Q1 2012, 330 thousand tons of paper were sold compared to 323,000 tons of paper in prior year including acquisition tons sold 66 thousand tons of containerboard were shipped to our converting plants Q1 2012 also included sales of 1.5 billion square feet of corrugated products Product mix was less favorable with fewer tons sold of Durasorb® and kraft paper Net Sales $ in Millions $207 $95 $2 $2 $2 $300 Q1 2011 Acquisition Other Price Mix Q1 2012 29% 32% 23% 24% 19% 18% 22% 19% 7% 7% Q1 2011 Q1 2012 Domestic CB Export CB DuraSorb® Kraft Paper Kraftpak®

6 Thousands of Tons Record Mill Production Strong operations and one extra day compared to Q1 2011 drove high operating rates from legacy mills resulting in record mill production of 335,000 tons Up 3 percent over Q1 2011 excluding acquisition Benefiting from various productivity programs and strategic capital investments Q1 2012 includes 3 months of acquisition’s mill production of 61 thousand tons Compared to only 2 months in Q4 2011 Finished goods inventory at quarter end essentially unchanged from prior year end and inventories are in good position 325 328 329 368 396 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012Quarterly Production

Acquisition and Productivity Drive Adjusted EBITDA* Up 18% 7 Q1 2012 Compared to Q1 2011 *Adjusted to exclude non-cash stock compensation and USC one-time and start-up costs Acquisition provided $10 million from $95 million of sales Improved legacy operations added $6 million from productivity improvements Higher costs for caustic soda, energy and labor drove inflation Price/mix decline reflects softness in export containerboard markets partially offset by higher kraft paper and Kraftpak® prices Mix reflects lower Durasorb® and Kraftpak® volumes $39 $10 $6 $5 $4 $46 $ in Millions Q1 2011 Acquisition Productivity Inflation Price/Mix Q1 2012

Sequential Quarter Comparison *Includes impact of annual planned maintenance outages which reduced production and tons available to be shipped by 14,400 tons and increased maintenance expense by $10 million 8 **Adjusted to exclude non-cash stock compensation and acquisition related costs *** Adjusted to exclude items above and realization of unrecognized tax benefit (Q4 2011) Q4 2012 vs. Q4 2011 ($ in Millions, except per share data) Q4 2011* Q1 2012 Inc/(Dec) Inc/(Dec) Net Sales $269 $300 $31 12% EBITDA $35 $43 $8 23% Adj. EBITDA** $38 $46 $8 21% Net Income $74 $16 $(58) (78%) Adj.Net Income*** $13 $18 $5 38% Diluted EPS $1.56 $ 0.33 $(1.23) (79%) Adj Diluted EPS*** $0.29 $0.38 $0.09 31%

Net Sales Increase 12% Unit Sales by Product Line 9 Q1 2012 Compared to Q4 2011 Acquisition added $36 million – three months in Q1 2012 versus two months in Q4 2011 Average mill revenue per ton decreased by $12 from $620 in Q4 2011 to $608 in Q1 2012 Lower export containerboard prices partially offset by kraft paper increases

Lower Maintenance Costs and Acquisition Drive Adjusted EBITDA* Up 21% 10 Q1 2012 Compared to Q4 2011 *Adjusted to exclude non-cash stock compensation and acquisition related costs Q1 2012 EBITDA benefitted from no planned maintenance outages Full quarter of operations from the acquisition versus only two months in the preceding quarter Legacy operations’ improved productivity strengthened those operations Lower export prices and less favorable product mix $ in Millions $38 $10 $4 $1 $6 $1 $46 Q4 2011 Planned Outages Acquisition Productivity Price/Mix Inflation Q1 2012

11 Balance Sheet and Free Cash Flows Net debt at March 31, 2012 was $338 million Debt to EBITDA ratio of 1.87 times at March 31, 2012 Interest rate of 2.24% Adjusted free cash flow for Q1 2012 was $9 million, or $0.19 per diluted share, up $1 million over Q1 2011 Q1 of each year typically is heavy cash usage quarter as many annual payments occur including incentive payments, retirement plan contributions, insurance premiums and property taxes Capex for 2012 expected to be approximately $60 million with $11 in Q1 2012 including $3 million for the acquisition and IT

Summary of Key Assumptions for Q2 2012 Market conditions Recovering export containerboard prices Domestic containerboard pricing expected to remain stable in Q2 Improved product mix – higher DuraSorb ®, kraft paper, and Kraftpak ® sales; lower export Normal levels of order backlogs Operations Planned maintenance - $5 million higher than Q1 2012 No planned downtime Input costs relatively stable Expect seasonal decrease in wood prices offset with higher diesel fuel and OCC prices Tax rates 36.0% effective tax rate in 2012 down from 38.6% in 2011 Cash tax rate for 2012 expected to be about 10% FX Negative compared to 2011 - Avg. rate for Q2 2011 was 1.42 Potential $1 million negative impact in Q2 2012 YOY 12